                                                                 EXHIBIT 10.47




                                    $450,000




                                 LOAN AGREEMENT



                        Dated as of September 26th, 1997




                                     between




                            DOVE ENTERTAINMENT, INC.
                              DOVE FOUR POINT, INC.




                                       AND




                        MEDIA EQUITIES INTERNATIONAL, LLC




                        =================================

        LOAN AGREEMENT dated as of September 26th, 1997 ("the "Agreement") between DOVE ENTERTAINMENT, INC., a California corporation, having its principal place of business at 8955 Beverly Boulevard, Los Angeles, California 90048 ("Dove"), DOVE FOUR POINT, INC., a Florida corporation, having its principal place of business at 8955 Beverly Boulevard, Los Angeles, California 90048 ("Four Point"; Dove and Four Point, individually and collectively, "Borrower"), and MEDIA EQUITIES INTERNATIONAL, LLC, a New York limited liability company, having its principal place of business at c/o Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022 (the "Lender").

        WHEREAS, Four Point is a wholly-owned subsidiary of Dove;

        WHEREAS, the Borrower has requested the Lender to extend credit to it not in excess of $450,000 in the aggregate at any time outstanding, the proceeds of which shall be used by the Borrower to finance working capital needs. The Lender is willing to extend such credit to the Borrower, subject to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing the parties hereto agree to the following

I.       DEFINITIONS

         SECTION 1.1. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

        "Accounts Receivable" shall mean any and all rights of the Borrower to payment for goods sold or leased or for services rendered, including accounts, contract rights, general intangibles and any such right evidenced by chattel paper, purchase orders, instruments or documents, whether due or to become due and whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

        "Affiliate" shall mean any corporation, partnership, limited liability company, joint venture, trust or unincorporated organization which, directly or indirectly, controls or is controlled by or is under common control with the Borrower.

        "Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which the Lender is open for business in New York City, provided, however, that when used in connection with determining the Eurodollar Rate, the term "Business Day" shall also exclude any day on which the Lender is not open for dealings in dollar deposits in an Interbank Market.

        "Closing Date" shall mean September 26th, 1997.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" shall mean and include all Accounts, Inventory, Documents and Fixtures of the Borrower (as those term(s) are defined in the Security Agreement) and any other items of real or personal property in which the Borrower has granted or may in the future grant a security interest in favor of the Lender.

        "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Default" shall mean any of the events specified in Article VII hereof, whether or not any requirement for the giving of notice or the lapse of time or both or any other condition has been satisfied.

        "Default Interest Rate" shall have the meaning set forth in Section 2.6 hereof.

        "Environmental Laws" shall mean any and all Federal, State, local or municipal laws, rules orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including, without limitation, Hazardous Materials, as now or may hereafter be in effect.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

        "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Companies or a Subsidiary would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c),
(m) and (o) of the Code.

        "Event of Default" shall mean any Event of Default set forth in Article VII.

        "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other laws.

        "Indebtedness" shall have the meaning set forth in Section 6.2 hereof.







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

        "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of such term used in
Section 4245 of ERISA.

        "Insolvent" shall mean the condition of Insolvency.

        "Interest Payment Date" shall mean as to any Loan, the last day of each calendar month during the term thereof commencing with the calendar month immediately following the date of such Loan.

        "Loan(s)" shall mean a loan by the Lender to the Borrower pursuant to
Article II hereof.

        "Loan Commitment" shall have the meaning set forth in Section 2.1 hereof.

        "Loan Documents" shall mean collectively, this Agreement, the Note, the Security Agreement, any agreements or documents referred to in Article IV hereof and all other documents, certificates and instruments executed in connection therewith.

        "Loan Maturity Date" shall mean the earlier of (a) the date which is 180 days following the date of this Agreement or (b) the date on which Borrower refinances its existing Indebtedness to Sanwa Bank in the original principal amount of $1,365,447.27, incurred on August 16, 1996.

        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

        "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of the Borrower from time to time owed to the Lender under this Agreement or any of the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the United States Bankruptcy Code by or against the Borrower.

        "Permitted Encumbrances" shall have the meaning assigned to such term in
Section 6.1 hereof.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title 1 of ERISA or any successor thereto.

        "Person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

        "Plan" shall mean, at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Reportable Event" shall mean any of the events described in Section 4043(b) of ERISA other than those events as to which the twenty day notice period is waived under Subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
Section 2615.

        "Subsidiaries" shall mean any corporation, association or other business entity more than 50% of the voting stock of which is at the time owned or controlled, directly or indirectly, by the Borrower or one or more of its Subsidiaries or a combination thereof.

        "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

        SECTION 1.2. ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, and the results of operations and changes in financial position, of the Borrower, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Lender relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Lender, of independent accountants selected by the Borrower and approved by the Lender.


II.     LOANS

        SECTION 2.1. LOANS. Subject to the following terms and conditions, and relying upon the representations and warranties set forth herein, the Lender agrees to make "Loans" to the Borrower at any time or from time to time on or after the date hereof and until the Loan Maturity Date, in an aggregate principal amount not in excess of $450,000 at any time outstanding (the "Loan Commitment"). Subject to the terms and conditions of this Agreement, $150,000 shall be advanced to the Borrower on the date hereof, and $300,000 shall be advanced to the Borrower on five (5) Business Days' notice given to the Lender at any time prior to the Loan Maturity Date. Dove and

Four Point confirm and agree that all obligations hereunder shall be joint and several and Four Point confirms that any and all amounts loaned hereunder may be loaned to Dove for the benefit of Dove and Four Point.

        SECTION 2.2.  NOTE.

               (a) The Loans by the Lender shall be evidenced by a promissory note (the "Note"), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of the Borrower and payable to the order of the Lender in the principal amount equal to the Loan Commitment. The date and amount of each Loan and the date and amount of each payment or prepayment of principal of any Loan shall be recorded on the books and records of Lender or on a grid schedule annexed to the Note and the Borrower authorizes the Lender to make such recordation. The Note and such books and records or grid schedule shall be presumptive evidence of the Loans, absent manifest error. Promptly following the Borrower's request, the Lender shall provide the Borrower with a copy of the applicable portion of the books and records of Lender or of such grid schedule. The aggregate unpaid amount of the Loans at any time shall be the principal amount owing on the Note at such time. The aggregate principal amount outstanding on the Note shall be payable on the Loan Maturity Date and all accrued and unpaid interest thereon shall be payable on each Interest Payment Date and on the Loan Maturity Date; provided, however, that if any such day is not a Business Day, such principal and accrued interest, if any, shall be payable on the next succeeding Business Day with additional accrued interest until paid.

               (b) All said notations and endorsements on the books and records of Lender or on the grid schedule annexed to the Note shall, in the absence of manifest error, be conclusive as to such notations and endorsements, provided, however, that the failure to make said notation or endorsement with respect to any Loan or any payment thereunder shall not limit or otherwise affect the obligation of the Borrower under the Agreement or the Note.

        SECTION 2.3. INTEREST ON LOANS. Each Loan shall bear interest on its principal amount outstanding from time to time at a rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to ten percent (10%) per annum.

        SECTION 2.4. PAYMENT AND PREPAYMENT OF LOANS.

               (a) The Borrower shall repay the principal amount of the Loan plus all accrued and unpaid interest on the Loan Maturity Date.

               (b) The Borrower may, upon at least five (5) Business Days' notice to the Lender, prepay the outstanding amount of any Loan in whole or in part with accrued interest to the date of such prepayment on the amount prepaid without premium or penalty; provided, however, that each partial prepayment of a Loan shall be in a minimum amount of $25,000.

               (c) Each partial prepayment of the Loan shall be permanent.

        SECTION 2.5. OVERDUE INTEREST; ALTERNATE RATE OF INTEREST. Any amount of principal, interest or any other amounts due hereunder which is not paid when due ("Overdue Payment"), whether at stated maturity, by acceleration or otherwise, shall, to the extent permitted by law, bear interest from such due date until the Overdue Payment is paid in full, which interest shall be payable on demand, at a fluctuating interest rate per annum equal to four percent (4%) in excess of the rate of interest in effect from time to time on the Loan (the "Default Interest Rate").

        SECTION 2.6. COMPUTATIONS. All computations of the interest rate and of Fees hereunder shall be made by the Lender on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.


III.    REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Lender, that:

        SECTION 3.1. ORGANIZATION, CORPORATE POWERS, ETC. The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and (ii) has the power and authority to own its properties and to carry on its business as now being conducted, (iii) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties is such as to require such qualification and (iv) has the corporate power to execute, deliver and perform the Loan Documents.

        SECTION 3.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings by the Borrower hereunder (a) have been duly authorized, (b) will not violate (i) any provision of law or any governmental rule or regulation applicable to the Borrower or, (ii) any order of any court or other agency of government binding on the Borrower or any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of their property or assets other than as contemplated by the Loan Documents. Each person executing the Loan Documents has full authority to execute and deliver same for and on behalf of the Borrower.

        SECTION 3.3. SEC DOCUMENTS. The Borrower has furnished the following information to the Lender: (a) the Report of Form 10-K of the Borrower and it wholly-owned subsidiaries for the year ended December 31, 1996, (b) the Borrower's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997, and (c) all other documents that the Borrower was required to file, which it represents and warrants it did timely file with SEC under Section 13 or

14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1997 (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requires of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as applicable. The SEC Documents as of their respective dates did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Borrower included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q, the Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles consistently applied and fairly present the consolidated financial position of the Borrower and any subsidiaries at the dates thereof and the consolidated result of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). The SEC Documents, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to the Lender pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which statements were made, not misleading.

         SECTION 3.4. ABSENCE OF CHANGES. Since June 30, 1997, there has not been:

               (a) any changes in the assets, liabilities, financial condition or operations of the Borrower from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse, other than as shown in Schedule 3.4;

               (b) any material change, except in the ordinary course of business, in the aggregate contingent obligations of the Borrower, whether by way of guarantee, endorsement, indemnity, warrant or otherwise, other than as shown in Schedule 3.4;

               (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Borrower;

               (d) any declaration or payment of any dividend or other distribution of the assets of the Borrower, or any stock split, stock dividend, reclassification, reorganization, combination or the like;

               (e)    any labor organization activity;

               (f) any transfer or grant of a right other than in the ordinary course of business or any material change in the patents, patent applications, copyrights, trade secrets, trademarks, proprietary information, proprietary rights, and processes necessary for the Borrower's business as currently conducted without any conflict with or infringement of the rights of others;

               (g) any notification or communication received by the Borrower alleging that the Borrower, by conducting its business as currently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity;

               (h) any notification or communication received by the Borrower that any of its employees or consultants is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that is violated by or would materially interfere with the current or prospective services provided to the Borrower by the employee or consultant or the use of his best efforts to promote the interests of the Borrower or that would materially conflict with the Borrower's business as currently conducted and proposed to be conducted;

               (i) any claim or legal action or other proceeding threatened or brought before any court, any arbitrator of any kind or any administrative agency, or any governmental investigation, which could have a Material Adverse Effect; or

               (j) any other event or condition of any character which has materially and adversely affected the Borrower's assets, liabilities, financial condition or operations or prospects.

        SECTION 3.5. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the Federal income tax returns of the Borrower have been discharged or reserved against. The Borrower has filed or caused to be filed all Federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except any such taxes that are immaterial in amount or are being contested in good faith with appropriate reserves set aside therefor.

        SECTION 3.6. TITLE TO PROPERTIES. The Borrower has good and marketable title to its properties and assets reflected in the Financial Statements referred to in Section 3.3 hereof, except for equipment leases in the ordinary course of business and such properties and assets as have been disposed of since the date of such balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances, except as required or permitted by the provisions hereof or as disclosed in the Financial Statements referred to in
Section 3.3 hereof.

        SECTION 3.7.  LITIGATION.

               (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any material property of the Borrower, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions contemplated herein or which, if adversely determined against the Borrower, would in the opinion of management have a Material Adverse Effect, other than as shown in Schedule 3.4;

               (b) The Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a Material Adverse Effect.

        SECTION 3.8. AGREEMENTS; NO DEFAULT. The Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). The Borrower is not in default in any manner which would have a Material Adverse Effect or materially and adversely affect the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any other agreement or instrument to which it is a party.

        SECTION 3.9. ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The Borrower's Plan has been approved for termination by the Internal Revenue Service and will be so terminated as of the Closing Date and the assets of the Plan at least equal all liabilities of the Plan.

        SECTION 3.10. PROCEEDS OF THE LOAN. The proceeds of the Loan shall be used by the Borrower only for the purposes described in the preamble hereto.

        SECTION 3.11.  FEDERAL RESERVE REGULATIONS.

               (a) The Borrower is not engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended to the date hereof). No part of the proceeds of the Borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. No part of the proceeds of the borrowing hereunder will be used for any purpose which violates or which is inconsistent with the provisions of Regulation X of said Board of Governors. If requested by the Lender, the Borrower will furnish to the Lender a statement on Federal Reserve Form U-1.

               (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which violates or is inconsistent with the provisions of the Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

        SECTION 3.12. SUBSIDIARIES. The Borrower has no Subsidiaries other than those set forth on Schedule 3.12 attached hereto.

        SECTION 3.13. ENVIRONMENTAL MATTERS. The Borrower and its Subsidiaries are in compliance with all Environmental Laws and regulations including those governing Hazardous Wastes, asbestos and any other environmental issues that the Lender and its counsel deem to be appropriate.

        SECTION 3.14. NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

        SECTION 3.15. GOVERNMENTAL APPROVAL. No registration with or consent or approval of, or other action by, any Federal, state or other governmental authority or regulatory body is required in connection with the execution, delivery and performance of the Loan Documents or the borrowings hereunder.

        SECTION 3.16. FULL DISCLOSURE. All written information heretofore furnished by the Borrower to the Lender for purposes of or in connection with this Agreement is, and all such information hereafter furnished by the Borrower to the Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lender in writing any and all facts which, in the reasonable judgment of the Borrower have or would be reasonably likely to cause a Material Adverse Effect.

        SECTION 3.17. BINDING EFFECT. This Agreement and each other Loan Document to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against such the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        SECTION 3.18. SECURITY AGREEMENT. The Security Agreement attached hereto as Exhibit B creates a valid, binding and enforceable perfected security interest in and lien on all of the Borrower's assets described therein.





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


IV.     CONDITIONS OF LENDING

        The obligation of the Lender to lend hereunder is subject to the following conditions precedent:

        SECTION 4.1. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. At the time of each borrowing hereunder: (i) the representations and warranties set forth in
Article III hereof shall be true and correct in all material respects on and as of such time with the same effect as though such representations and warranties had been made on and as of such time; (ii) the Borrower shall be in compliance with all the terms and provisions set forth herein and no Default or Event of Default shall have occurred and be continuing at the time of each borrowing hereunder; and (iii) in the judgment of Lender, no Material Adverse Effect shall have occurred and be continuing and the prospect of repayment shall not have been impaired.

        SECTION 4.2. SECURITY AGREEMENT. On or prior to the Closing Date, the Lender shall have received the Security Agreement from the Borrower substantially in the form attached hereto as Exhibit B.

        SECTION 4.3. UCC FINANCING STATEMENTS. On or prior to the Closing Date, the Lender shall have received UCC-1 financing statements executed by the Borrower with respect to the Collateral, in form satisfactory to the Lender and which shall be recorded by the Lender at the expense of the Borrower.

        SECTION 4.4. NO DEFAULT CERTIFICATE; DEEMED REPRESENTATION. On the Closing Date, the Borrower shall deliver to the Lender a certificate, dated such date and signed by the Chief Financial Officer of the Borrower confirming compliance with the conditions precedent set forth in clauses (i) and (ii) of
Section 4.1 hereof. Each request for a subsequent borrowing hereunder shall be deemed a representation and warranty by the Borrower that the conditions precedent set forth in Section 4.1 hereof are true and correct with the same effect as though such representations and warranties had been made on and as of the date of such borrowing.

        SECTION 4.5. COLLATERAL UNENCUMBERED. On or prior to the Closing Date, the Lender shall have received satisfactory proof that the Collateral is free and clear of all liens, claims, security interests and other encumbrances, other than Permitted Encumbrances.

        SECTION 4.6. FEES AND EXPENSES. Borrower shall have paid to Lender all Fees payable on the Closing Date and shall have paid to Lender's counsel its fees and disbursements incurred in connection with the preparation, negotiation and execution of the Loan Documents.

        SECTION 4.7. OTHER INFORMATION, DOCUMENTATION. The Lender shall receive such other and further information and documentation as it may reasonably require.






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

V.      AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect or any of the principal of or interest on the Note or any Fees remain unpaid, it will:

        SECTION 5.1. CORPORATE EXISTENCE, PROPERTIES, INSURANCE, ETC. Except as permitted in Section 5.2, do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, its rights and franchises and comply, in all material respects, with all laws applicable to it; at all times maintain, preserve and protect all franchises, trade names licenses, patents, trademarks and copyrights and preserve all material property used or useful in the conduct of its business and keep the same in good repair, working order and condition, reasonable wear and tear excluded, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; at all times keep its insurable properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, public liability and business interruption, as is customary with companies in the same or similar business, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) professional liability insurance in the amount customary with companies in the same or similar business and (iv) such other insurance as may be required by law or as may be reasonably required in writing by the Lender. In addition, the Borrower shall deliver to the Lender written notice of any cancellation of any of the insurance policies required by this Section 5.1 within seven (7) Business Days after the Borrower receives notification of such cancellation.

        SECTION 5.2. PAYMENT OF INDEBTEDNESS, TAXES, ETC.

               (a) Pay, and cause each of its Subsidiaries to pay, all indebtedness and obligations in the manner consistent with its operations over the past 6 months; and

               (b) Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or any of its Subsidiaries or upon their income and profits, or upon any of their property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Borrower or its Subsidiaries, as the case may be, shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested; and further provided that, subject to the foregoing provision, the Borrower or its Subsidiaries, as the case may be, will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

        SECTION 5.3. ACCESS TO PREMISES AND RECORDS. Maintain financial records in accordance with Generally Accepted Accounting Principles and permit representatives of the Lender to have access to such financial records, the Collateral and the premises of the Borrower upon five (5) Business Days notice, and to make such excerpts from such records or to conduct such audits and field examinations as such representatives deem reasonably necessary, the costs thereof to be borne by the Borrower.

        SECTION 5.4. NOTICE OF ADVERSE CHANGE. Promptly, but not later than ten
(10) Business Days after any change or information shall have come to the attention of any executive officer of the Borrower, notify the Lender in writing of (a) any change in the business or the operations which, in the good faith judgment of such Person, would be reasonably likely to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Lender pursuant to this Agreement, fail, to any material extent, to present fairly the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

        SECTION 5.5. NOTICE OF DEFAULT. Promptly, in the event any executive officer of the Borrower knows of any Default or Event of Default, or knows of an event of default under any other of the Loan Documents, furnish to the Lender a written statement as to such occurrence, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

        SECTION 5.6. LITIGATION NOTICE. Give the Lender prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against the Borrower or, the Subsidiaries on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceedings, would be reasonably likely to have a Material Adverse Effect.

        SECTION 5.7. ERISA.

               (a) Comply and cause each of its Subsidiaries to comply, in all material respects with the provisions of ERISA applicable to any Plan maintained by the Borrower or any of its Subsidiaries;

               (b) as soon as possible and, in any event, within 10 days after the Borrower knows any of the following, deliver to the Lender a certificate of the Chief Financial Officer setting forth details as to such occurrence and such action, if any, which the Borrower or a ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred or is expected to occur, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Borrower, any Subsidiary or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. In addition to any certificates or notices delivered to the Lender pursuant to the second sentence hereof, copies of annual reports and any other notices received by the Borrower, required to be delivered to the Lender hereunder shall be delivered to the Lender no later than 30 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Borrower.

        SECTION 5.8. COMPLIANCE WITH CONTRACTUAL OBLIGATIONS AND REQUIREMENTS AND REQUIREMENTS OF LAW; APPLICABLE LAWS. Comply, in all material respects, with all Contractual Obligations and all applicable requirements of law, the breach of which would be reasonably likely to have a Material Adverse Effect.

        SECTION 5.9. SUBSIDIARIES. Give the Lender prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary not existing on the date hereof and listed on Schedule 3.12 attached hereto and cause each such Subsidiary to become a guarantor hereunder within thirty (30) Business Days of such due organization.


VI.     NEGATIVE COVENANTS

        The Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect or any of the principal of or interest on the Note or any Fees remain unpaid, it will not, directly or indirectly, and it will not, directly or indirectly cause or permit any Subsidiary to:

        SECTION 6.1. LIENS. Incur, create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance or restriction of any nature whatsoever (including conditional sales or other title retention agreements) on any of their assets now or hereafter owned, other than the following "Permitted Encumbrances":

               (a) liens existing on the date hereof as set forth on Schedule
6.1 attached hereto;

               (b) deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety, appeal bonds or discharge of lien bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

               (c) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's or mechanic's liens, incurred in good faith in the ordinary course of business (provided that the Borrower will pay or cause to be paid or bonded any such liens in an amount greater than or equal to $25,000) and deposits made or bonds filed in the ordinary course of business to obtain the release of such liens.

        SECTION 6.2. INDEBTEDNESS. Incur, create, assume or permit to exist or otherwise become liable in respect of any indebtedness or liability for borrowed money evidenced by notes, bonds, debentures, or similar obligations, or accept any deposits, advances or progress payments under contracts (excluding unearned retainers and advances) ("Indebtedness"), other than:

               (a) Indebtedness outstanding as of the Closing Date which is set forth on Schedule 6.2;

               (b) Indebtedness to the Lender outstanding as of the Closing Date or hereafter incurred; or

               (c) Short-term unsecured Indebtedness incurred in the ordinary course of business, not in excess of $150,000 in the aggregate outstanding at any time;

               (d) New mortgage on 8955 Beverly Boulevard for up to $3.5 million.

        SECTION 6.3. GUARANTEES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for any obligations incurred by its Subsidiaries, or obligations of any other Person in excess of $50,000 in the aggregate, provided, however, that the Borrower may endorse negotiable instruments in the ordinary course of business and make guarantees to the Lender.

        SECTION 6.4. SALE OF ASSETS, CONSOLIDATION OR MERGER, SALE AND
LEASEBACK.

               (a) Sell, lease transfer or otherwise dispose of all or a substantial portion of its properties, capital stock and assets or

               (b) consolidate with or merge into any other corporation, or permit another corporation to merge into it, or acquire all or substantially all of the property or assets of any Person, unless the Borrower is the surviving entity and there exists no Default or Event of Default hereunder, both before and after such merger or acquisition or

               (c) enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer property, real or personal, whether now owned or hereafter acquired, if the Borrower, at the time of such sale or disposition, intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

        SECTION 6.5. SALE OF NOTES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other rights to receive payment with or without recourse, except for the purpose of collection in the ordinary course of business.

        SECTION 6.6. CHANGE IN BUSINESS. Materially change or alter the nature of its business from the business currently engaged in.

        SECTION 6.7. DISTRIBUTIONS. Declare or pay any dividends or distribution to the shareholders of the Borrower other than for accrual of dividends on Preferred Stock.

        SECTION 6.8. OTHER PREPAYMENTS. Make any payment of principal of any Indebtedness, with a maturity of more than one year, for borrowed money (except the Note) or for the deferred purchase price of property or services, except at the stated maturity of such Indebtedness or as required by applicable mandatory prepayment provisions (subject to any applicable subordination provisions) other than for refinancing the mortgage with Asahi Bank.

        SECTION 6.9. AMENDMENT TO CERTIFICATE OF INCORPORATION OR BY-LAWS. Amend its Certificate of Incorporation or By-Laws in a material manner without the prior written consent of the Lender.


VII.    EVENTS OF DEFAULT

        SECTION 7.1. EVENTS OF DEFAULT. In the case of the happening of any of the following events ("Events of Default"):

               (a) default shall occur (i) in the payment of the principal or interest on the Note when due or (ii) in the payment of any Fees or other amounts due hereunder;

               (b) any representation or warranty herein or in any of the Loan Documents, in any certificate or report furnished in connection herewith or in any amendment to this Agreement, shall prove to be false or misleading in any material respect when made or given or deemed made or given;

               (c) default shall be made in respect of any agreement or obligation relating to any obligation of the Borrower in excess of $100,000 for borrowed money (other than the Note), if the effect of such default or the result of any action by the obligee is to accelerate the maturity of such obligation or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such obligation to become due prior to the stated maturity thereof or which, with the passage of time, the giving of notice or both would constitute an event of default under any agreement, or any such obligation shall not be paid when due after giving effect to any applicable grace period;

               (d) default shall be made in the due observance or performance of any covenant, condition or agreement to be performed pursuant to this Agreement or any of the Loan Documents and, in the case of Affirmative Covenants in
Article V hereof, such default continues for at least thirty (30) days, except for breach of financial covenants at September 30, 1997 under the Sanwa Bank California Loan Agreement with Borrower;

               (e) the Borrower (i) voluntarily commences any case, proceeding or other action or file any petition seeking relief under Title 11 of the United States Code or any other existing or future Federal domestic or foreign Bankruptcy, insolvency or similar law, (ii) consents to the institution of, or fails to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) applies for or consents to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any Guarantor or for a substantial part of their property, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment for the benefit of creditors, (vi) becomes unable, admits in writing its inability or fails generally to pay its debts as they become due or (vii) takes corporate action for the purpose of effecting any of the foregoing;

               (f) an involuntary case, proceeding or other action shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or of a substantial part of property, under Title 11 of the United States Code or any other existing or future Federal, domestic or foreign bankruptcy, insolvency or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or for a substantial part of its property, or (iii) the winding-up or liquidation of the Borrower; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty
(60) days;

               (g) there shall be commenced against the Borrower, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

               (h) final judgments or orders for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Borrower, and the same shall remain undischarged, unsatisfied or unbonded for a period of thirty (30) days during which execution shall not be effectively stayed;

               (i) dissolution of the Borrower (without automatic reconstitution) and no successor acceptable to the Lender shall have acquired substantially all the assets and assumed substantially all the liabilities of the Borrower including, without limitation, the Obligations;

               (j) termination, expiration or cancellation of, or re-entry of dispossession by summary proceedings or otherwise by the landlord with respect to any lease material to the business of Borrower the Lease unless, at such time, the Borrower is in possession of alternate leased premises reasonably approved by the Lender;

then, at any time thereafter during the continuance of any such event, the Lender may, by written notice to the Borrower (i) terminate the Loan Commitment,
(ii) declare the Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding, and (iii) charge the Default Interest Rate for the days that the Event of Default continues provided, however, that if an event specified in Section 7.1(e),(f) of(g) hereof shall have occurred, the Loan Commitment and the Loan shall automatically terminate and the Note shall immediately become due and payable, and the Lender in each instance shall have the right to exercise its rights under the Loan Document as permitted by law.


VIII.   MISCELLANEOUS

        SECTION 8.1. NOTICES. All notices, requests and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given or made when delivered by certified mail with a return receipt requested, three days after the day on which mailed, or, in the case of overnight courier service, one business day after delivery to such courier service, addressed as set forth below, or to such other address as may be hereafter notified by the respective parties hereto:

               (a)  if to the Lender,
                             at Media Equities International, LLC
                             c/o Morrison Cohen Singer & Weinstein, LLP
                             750 Lexington Avenue New York, New York 10022
                             Attention: Peter D. Weinstein, Esq.


                    if to the Borrower, at
                             Dove Entertainment Inc.
                             8955 Beverly Boulevard
                             Los Angeles, California 90048
                             Attention: Mr. R. Lightstone


        SECTION 8.2.  SURVIVAL OF AGREEMENT; SUCCESSORS AND ASSIGNS.

               (a) All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lender of the Loans herein contemplated and the execution and delivery to the Lender of the Note evidencing such Loans and shall continue in full force and effect so long as the Note is outstanding and unpaid or the Loan Commitment is outstanding.

               (b) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include (i) the successors and assigns of such party; (ii) all covenants, promises and agreements by or on behalf of the Borrower and the Guarantors which are contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the Lender and (iii) no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement or any of the other Loan Documents. The Lender shall not have any obligation to any Person not a party to this Agreement or other Loan Documents.

        SECTION 8.3. EXPENSES OF THE LENDER; INDEMNIFICATION.

               (a) The Borrower will pay all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, development and execution of the Loan Documents and any amendment, supplement or modification to this Agreement, the Note and the other Loan Documents including, without limitation, the fees and disbursements of counsel to the Lender (including, without limitation, allocation of the cost of in-house counsel to the Lender) incurred in connection with the preparation, negotiation, execution, waiver, modification and enforcement of this Agreement or any of the Loan Documents.

               (b) The Borrower agrees to indemnify the Lender and its respective directors, officers, employees and agents against, and to hold the Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement or other Loan Documents, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Lender or any such person is a party thereto; provided, however, that such indemnity shall not, as to the Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extend that they result from the gross negligence or willful misconduct of the Lender.

               (c) The Borrower agrees to indemnify, defend and hold harmless the Lender and its respective officers, directors, shareholder, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorney's fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit continue or resume normal operations of any property or assets or business of the firm) arising from a violation of, or failure to comply with any Environmental Laws and to remove any lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur of which may be claimed or recorded against any of the Indemnitees by any Person.

               (d) The provisions of this Section 8.3 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any of the Loan Documents, or any investigation made by or on behalf of the Lender. All amounts due under this Section 8.3 shall be payable on written demand therefor.

        SECTION 8.4. APPLICABLE LAW. This Agreement, the Note and the other Loan Documents (other than those containing a contrary express choice of law) shall be governed and construed by and interpreted in accordance with the laws of the State of New York.

        SECTION 8.5. WAIVER OF RIGHTS BY THE LENDER; WAIVER OF JURY TRIAL, ETC.

               (a) Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in this Section any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (i) certifies that neither any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement or the Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

               (b) THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR ACTION IN ANY WAY, INVOLVING OR ARISING, DIRECTLY OR INDIRECTLY, OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

        SECTION 8.6. ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents;

               (b) no joint venture exists among the Borrower and the Lender.

        SECTION 8.7. CONSENT TO JURISDICTION.

               (a) The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or New York state court sitting in New York City in any action or proceedings arising out of or relating to any Loan Documents and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such a court or the fact that such court is an inconvenient forum.

               (b) The Borrower irrevocably and unconditionally consents to the service or process in any such action or proceeding in any of the aforesaid courts by the mailing of copies of such process to them by certified or registered mail at its address specified in Subsection 8.1.

        SECTION 8.8. EXTENSION OF MATURITY. Except as otherwise expressly provided herein, whenever a payment to be made hereunder shall fall due and payable on any day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in computing interest.

        SECTION 8.9. MODIFICATION OF AGREEMENT. No modification, amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower the Guarantors in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

        SECTION 8.10. PARTICIPATIONS AND ASSIGNMENTS.

               (a) The Borrower may not assign or transfer any of their interests under this Agreement, the Note or the Loan Documents without the prior written consent of the Lender.

               (b) The Lender reserves the right to grant participations in or to sell and assign its rights, duties or obligations with respect to the Loan or the Commitment to such lending institutions or other parties as it may choose, without the consent of the Borrower, which consent is deemed to be granted.

        SECTION 8.11. SEVERABILITY. In case any one or more of the provisions contained in this Agreement or in the Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

        SECTION 8.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

        SECTION 8.13. ENTIRE AGREEMENT; CUMULATIVE REMEDIES.

               (a) This Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto as to the subject matter hereof and thereof and supersede any previous agreement, oral or written, as to such subject matter.

               (b) The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 8.14. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

        IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all of the day and year first above written.

        DOVE ENTERTAINMENT, INC.


        By: /s/      NEIL TOPHAM
           --------------------------------------
        Name:  Neil Topham
        Title: Chief Financial Officer


        DOVE FOUR POINT, INC.


        By: /s/      NEIL TOPHAM
           --------------------------------------
        Name:  Neil Topham
        Title: Chief Financial Officer


        MEDIA EQUITIES INTERNATIONAL, LLC


        By: /s/      RON LIGHTSTONE
           --------------------------------------
        Name:  Ron Lightstone
        Title: Partner

                                  Schedule 3.4


        Potential Materially Adverse Effect Transactions:

        Class Action Suit

        Viner "Morning Glory" Arbitration

        Viner Employee Separation Agreement Arbitration

        Termination of Penguin Distribution Agreement

        The Company projects that it may incur a loss for the quarter ending September 30, 1997

        Certain Company payables are overdue

        Lawsuit with Steven Soloway

        Threatened lawsuit with Jerry Leider

                          Schedule 3.12 - Subsidiaries


Dove Four Point, Inc.

Dove International, Inc.

Dove Retail, Inc.

                          Schedule 6.1 - Existing Liens

Asahi Bank, 1st mortgage on 8955 Beverly Boulevard, Los Angeles

Sanwa Bank, Senior Debt Loan with security interest in the assets of the Company (other than 8955 Beverly Boulevard, Los Angeles).

Mercedes Benz Credit Corporation, Security Interest in Mercedes Benz 500 SL.

Lien in favor of Guinness Mahon in connection with the film "Wilde".

Operating Leases:
        Fletcher Jones Motorcars, Inc. - Mercedes 94 C280W
        Miller Infinity - Infinity QX4 Truck
        Various operating leases for Apple Computers, photocopies and telephone systems.

                                    EXHIBIT A



$450,000                                                    New York, New York
                                                          September ____, 1997


        FOR VALUE RECEIVED, the undersigned, DOVE ENTERTAINMENT, INC., a California corporation and DOVE FOUR POINT, INC., a Florida corporation, DO HEREBY JOINTLY AND SEVERALLY PROMISE to pay to the order of MEDIA EQUITIES INTERNATIONAL, LLC (the "Lender"), at the office of the Lender c/o Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, on the Loan Maturity Date, (as such term and all other capitalized terms in this Note are defined in the and Loan Agreement (the "Agreement") dated as of September _____, 1997 between the Borrower and the Lender) in lawful money of the United States of America, in immediately available funds, (i) the principal amount of the lesser of (a) Four Hundred and Fifty Thousand Dollars ($450,000), or (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement as shown on the books and records of Lender or on a grid schedule annexed hereto, and (ii) interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rate provided in accordance with Article II of the Agreement and, upon default, on demand from time to time, on any overdue principal and on any overdue charge or fee, and, to the extent permitted by law, on any overdue interest, for each day from the due date thereof (by acceleration or otherwise) until such sum is paid in full, at a rate of four percent (4%) per annum in excess of the rate in effect from time to time on the Loan.

        This Note is the Note referred to in Section 2.2 of the Agreement, and is subject to prepayment and acceleration of maturity as set forth in the Agreement.

        This Note shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America.

                                    DOVE ENTERTAINMENT, INC.

                                    By:________________________________________
                                    Name:
                                    Title:

                                    DOVE FOUR POINT, INC.

                                    By:________________________________________
                                    Name:
                                    Title:





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